Exhibit h.3(iii)

   AMENDMENT TO FUND ACCOUNTING SERVICING AGREEMENT

     THIS AMENDMENT is made and entered into as of this first day of January, 2000, by and between Kopp Funds, Inc., a corporation organized under the laws of the State of Minnesota (hereinafter referred to as "Company") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

     WHEREAS, the Fund Accounting Servicing Agreement dated as of October 1, 1997 ("Agreement"), between the Company and FMFS provides that the Company shall pay
FMFS as follows:

  Domestic Equity Funds (reflects fee for 3 classes)
     $33,000 for the first $40 million
     1.50 of 1% (1.50 basis points) on the next $200 million
     0.75 of 1% (0.75 basis points) on average net assets exceeding $240 million

  Plus out-of-pocket expenses, including pricing service:
     Domestic and Canadian Equities     $0.15
     Options                            $0.15
     Corp/Gov/Agency Bonds              $0.50
     CMO's                              $0.80
     International Equities and Bonds   $0.50
     Municipal Bonds                    $0.80
     Money Market Instruments           $0.80

     WHEREAS, FMFS has instituted new fees as of the day and year first written above;

     THEREFORE, in consideration of the mutual agreements herein made, the Company and FMFS agree as follows:

 Domestic Equity Funds (reflects fee for 3 classes)
   $45,000 for the first $100 million
   1.875 of 1% (1.875 basis points) on the next $200 million
   1.125 of 1% (1.125 basis points) on average net assets exceeding $300 million

     Plus out-of-pocket expenses, including pricing service:
          Domestic and Canadian Equities     $0.15
          Options                            $0.15
          Corp/Gov/Agency Bonds              $0.50
          CMO's                              $0.80
          International Equities and Bonds   $0.50
          Municipal Bonds                    $0.80
          Money Market Instruments           $0.80

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

KOPP FUNDS, INC.                   FIRSTAR MUTUAL FUND SERVICES, INC.

By:  /s/ John Flakne               By:  /s/ Joseph Neuberger
  --------------------                ---------------------------
   John Flakne                        Joseph Neuberger

Attest:  /s/ Kathy Tillotson       Attest:  /s/ Victoria A. Kampa
       -----------------------           ------------------------
     Kathy Tillotson                Victoria A. Kampa

                                              EXHIBIT A

               Fund Accounting Services
                  Annual Fee Schedule
              (Effective January 1, 2000)



           Name of Series                       Dated Added
      Kopp Emerging Growth Fund - Class A     October 1, 1997
      Kopp Emerging Growth Fund - Class I     October 1, 1997
      Kopp Emerging Growth Fund - Class C     December 31, 1998


Domestic Equity Funds (reflects fee for 3 classes)
      $45,000 basis points on the first $100 million
      1.875 basis points on the next $200 million
      1.125 basis points on average net assets exceeding $300 million

Plus out-of-pocket expenses, including pricing service:
      Domestic and Canadian Equities    $0.15
      Options                           $0.15
      Corp/Gov/Agency Bonds             $0.50
      CMO's                             $0.80
      International Equities and Bonds  $0.50
      Municipal Bonds                   $0.80
      Money Market Instruments          $0.80

Fees and out-of-pocket expenses are billed to the fund monthly